Exhibit 31.4

CERTIFICATIONS

I, Lee Kalowski, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Q32 Bio Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Lee Kalowski
Chief Financial Officer and President
(Principal Financial Officer and Principal Accounting Officer)

Date: April 12, 2024